Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), TO LOEWS CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LOEWS CORPORATION

4.940% SENIOR NOTE DUE 2036

No. R-	CUSIP No. 540424AU2
ISIN US540424AU23
US$

LOEWS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of             Dollars ($          ) on April 1, 2036 and to pay interest thereon from February 18, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year, commencing October 1, 2026, at the rate of 4.940% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be March 15 and September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Debt Securities represented in the form of a Global Security and all other Debt Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent; provided further, however, that if this Debt Security ceases to be represented in the form of a Global Security, subject to the preceding proviso, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Debt Security may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The signature of any officer on this Debt Security may be manual or facsimile (including, for the avoidance of doubt, electronic). The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on this Debt Security. The Company and the Trustee acknowledge that for purposes of this Indenture, manually affixing a signature by electronic means shall constitute a manual signature.

This security is one of a duly authorized issue of securities of the Company (the “Debt Securities”), issued or to be issued in one or more series under an indenture dated as of March 1, 1986 (as amended and supplemented by the first supplemental indenture dated as of March 30, 1993, and the second supplemental indenture dated as of February 18, 1997, the “Indenture”), between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture). Pursuant to Section 202 of the Indenture, this series of Debt Securities is issued under resolutions of a securities committee authorized by the Board of Directors of the Company to determine the terms of this series of Debt Securities, setting forth such terms, adopted February 10, 2026 (the “Securities Committee Resolutions”) to which Indenture and Securities Committee Resolutions reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof.

The initial Debt Securities of this series issued on February 18, 2026 (and any Debt Securities of such series issued in exchange therefor) and any additional Debt Securities of such series issued upon a further reopening of the Securities in accordance with the Indenture (and any Debt Securities of such series issued in exchange therefor) will be treated as a single class for all purposes under the Indenture.

The Company may redeem the Debt Securities of this series prior to January 1, 2036 (the “Par Call Date”), in whole or in part, at a redemption price, calculated by the Company, equal to the greater of:

(1)          100% of the principal amount of the Debt Securities being redeemed and

(2)          the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the date of redemption) on the Debt Securities being redeemed, assuming such Debt Securities matured on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points.

The Company may redeem the Debt Securities of this series on or after the Par Call Date, in whole or in part, at a redemption price, calculated by the Company, equal to 100% of the principal amount thereof.

In each case, the Company will pay accrued interest on the principal amount of the Debt Securities being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date, of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, the Company shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

If the Company elects to redeem less than all of the Debt Securities, then the particular Debt Securities or portions thereof equal to $2,000 or any integral multiple of $1,000 in excess thereof to be redeemed will be selected, in the case of global notes, in accordance with the procedures of the Depository, and in the case of physical notes, by lot or otherwise as directed by the Company.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the date of redemption to each holder of the Debt Securities to be redeemed. The notice of redemption will state, among other things, the amount of the Debt Securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of the Debt Securities to be redeemed.

If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waive is made upon this Debt Security.

Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the time, place and rate, and in the coin or currency, herein prescribed.

The Debt Securities of this series are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Debt Security is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Debt Security or if at any time the Depository for this series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Debt Security. If a successor Depository for this Debt Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of this series in exchange for this Debt Security, will authenticate and deliver, certificates representing Debt Securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Debt Security in exchange for this Debt Security.

The Company may at any time and in its sole discretion determine that this Debt Security or portion hereof shall no longer be represented in the form of a Global Security. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of this series in exchange in whole or in part for this Debt Security, will authenticate and deliver certificates representing Debt Securities of this series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Debt Security or portion hereof in exchange for this Debt Security.

If specified by the Company pursuant to the Indenture with respect to this Debt Security, the Depository may surrender this Debt Security in exchange in whole or in part for certificates representing Debt Securities of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Debt Securities of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder’s beneficial interest as specified by the Security Registrar or the Depository in this Debt Security; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Debt Security and the aggregate principal amount of certificates representing Debt Securities delivered to Holders thereof.

Prior to due presentment of this Debt Security for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal or of interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statue or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Debt Securities of this series are subject to defeasance at the option of the Company as provided in the Indenture.

This Debt Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February 18, 2026	LOEWS CORPORATION

	By:	/s/ Benjamin J. Tisch
		Name:	Benjamin J. Tisch
		Title:	President and Chief Executive Officer

SEAL:

Attest:

By:	/s/ Thomas H. Watson
	Name:	Thomas H. Watson
	Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February 18, 2026	THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OR ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.